UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2019

X4 Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38295	27-3181608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

955 Massachusetts Avenue, 4th Floor Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 529-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	XFOR	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01. Other Events

As previously announced, on March 13, 2019, X4 Pharmaceuticals, Inc., formerly Arsanis, Inc. (the “Company”) completed its business combination with X4 Therapeutics, Inc., formerly X4 Pharmaceuticals, Inc. (“X4”), in accordance with the terms of that certain Agreement and Plan of Merger, dated as of November 26, 2018, as amended on December 20, 2018 and March 8, 2019, by and among the Company, X4 and Artemis AC Corp., a Delaware corporation and a wholly owned subsidiary of the Company.

On March 13, 2019, the Company filed a Form 8-K (the “March Form 8-K”) announcing the completion of this business combination, and on April 3, 2019 the Company filed Amendment No. 1 to the March Form 8-K to include the audited financial statements of X4 and the pro forma financial information of the Company and X4 required by Items 9.01(a) and 9.01(b) of Form 8-K, respectively.

In connection with the Company’s planned filing of a Registration Statement on Form S-3, the Company is now filing, as Exhibit 99.1 to this Current Report on Form 8-K, Management’s Discussion and Analysis of Financial Condition and Results of Operations for the year ended December 31, 2018.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Management’s Discussion and Analysis of Financial Condition and Results of Operations

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2019	X4 PHARMACEUTICALS, INC.

	By:	/s/Adam S. Mostafa
	Name:	Adam S. Mostafa
	Title:	Chief Financial Officer